EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
First Quarter Ended March 30, 2019
Continued Revenue Growth and Gross Margin Expansion Mark Strong Start to 2019
SANTA ANA, California (May 6, 2019) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended March 30, 2019.
First Quarter 2019 Highlights

•	Revenue increased 14.7% to $172.6 million

•	Net income of $7.5 million, or $0.64 per diluted share

•	Gross margin increased 290 basis points year-over-year to 20.7%

•	Operating margin increased 390 basis points year-over-year to 7.4%

•	Adjusted EBITDA increased 49.7% to $21.7 million
“As we begin 2019, the Company has gotten off to a great start demonstrated by Ducommun’s strong operating performance across the board this quarter,” said Stephen G. Oswald, chairman, president and chief executive officer. “Revenue grew 14.7% year-over-year, to $172.6 million, while we posted an impressive gross margin of 20.7% due to ongoing operating initiatives, rationalization of the product portfolio and the many cost reduction actions undertaken last year. At the same time, our backlog* rose to a record $884 million, positioning the Company for solid results going forward.
“Operating margins expanded significantly across both our structures and electronics segments, as we continue to win new content based on providing market leading technology, solid execution and strong customer relationships. We also continue to make strategic investments, including our VersaCore CompositeTM technology, which is gaining strong momentum within the industry. Based on our new Company culture and focus on delivering results, I believe the Company is in excellent shape to continue posting strong results and delivering higher value for our shareholders in 2019.”
First Quarter Results
Net revenue for the first quarter of 2019 was $172.6 million compared to $150.5 million for the first quarter of 2018. The year-over-year increase of 14.7% was due to the following:

•	$13.1 million higher revenue in the Company’s military and space end-use markets due to increased shipments on various missile platforms; and

•	$11.9 million higher revenue in the Company’s commercial aerospace end-use markets due to additional content and increased build rates on large aircraft platforms; partially offset by

•	$2.9 million lower revenue in the Company’s industrial end-use markets.
Net income for the first quarter of 2019 was $7.5 million, or $0.64 per diluted share, compared to $2.6 million, or $0.22 per diluted share, for the first quarter of 2018. This reflects a $8.9 million increase in gross profit due to higher revenue and improved operating performance. Restructuring charges were lower year-over-year by $2.2 million, offset by $3.5 million of higher selling, general and administrative expenses, $1.5 million of higher interest expense, and higher income taxes of $1.3 million.
Gross profit for the first quarter of 2019 was $35.7 million, or 20.7% of revenue compared to gross profit of $26.8 million, or 17.8% of revenue, for the first quarter of 2018. The increase in gross margin percentage year-over-year was due to higher manufacturing volume, favorable product mix, and manufacturing efficiencies, partially offset by higher other manufacturing costs.
Operating income for the first quarter of 2019 was $12.8 million, or 7.4% of revenue, compared to $5.3 million, or 3.5% of revenue, in the comparable period last year. The year-over-year increase of $7.6 million was due to higher revenue, improved operating performance, and lack of restructuring charges.
Interest expense for the first quarter of 2019 was $4.4 million compared to $2.9 million in the comparable period of 2018. The year-over-year increase was due to a higher outstanding balance on the revolving credit facility reflecting the acquisition of Certified Thermoplastics Co., LLC in April 2018 and higher interest rates.
Adjusted EBITDA for the first quarter of 2019 was $21.7 million, or 12.6% of revenue, compared to $14.5 million, or 9.6% of revenue, for the comparable period in 2018, an increase of 49.7%.
During the first quarter of 2019, the net cash used in operations was $1.7 million compared to net cash provided by operations of $10.3 million during the first quarter of 2018. The change year-over-year was due to the decrease in accrued and other liabilities, partially offset by higher net income.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of March 30, 2019 was $883.8 million compared to $864.4 million as of December 31, 2018. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $697.5 million.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended March 30, 2019 was $84.2 million, compared to $82.4 million for the first quarter of 2018. The year-over-year increase was due to the following:

•	$8.5 million higher revenue within the Company’s military and space end-use markets due to increased shipments on various missile platforms; partially offset by

•	$3.8 million lower revenue within the Company’s commercial aerospace end-use markets due to timing of shipments which unfavorably impacted large aircraft platforms; and

•	$2.9 million lower revenue within the Company's industrial end-use markets.
Electronic Systems segment operating income was $9.2 million, or 10.9% of revenue, for the first quarter of 2019 compared to $5.7 million, or 7.0% of revenue, for the comparable quarter in 2018. The year-over-year increase of $3.4 million was due to favorable product mix and improved manufacturing efficiencies.
Structural Systems
Structural Systems segment net revenue for the quarter ended March 30, 2019 was $88.4 million, compared to $68.0 million for the first quarter of 2018. The year-over-year increase was due to the following:

•	$15.7 million higher revenue within the Company’s commercial aerospace end-use markets due to additional content and higher build rates on large aircraft platforms; and

•	$4.6 million higher revenue within the Company’s military and space end-use markets due to increased shipments on military rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended March 30, 2019 was $10.5 million, or 11.9% of revenue, compared to $4.4 million, or 6.5% of revenue, for the first quarter of 2018. The year-over-year increase of $6.2 million was due to favorable manufacturing volume, favorable product mix, improved manufacturing efficiencies, and lack of restructuring charges in the current year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2019 were $6.9 million, or 4.0% of total Company revenue, compared to $4.9 million, or 3.2% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase was due to higher compensation and benefit costs of $1.6 million.

Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, May 6, 2019 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 3498485. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 3498485.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 6, 2019, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense [benefit], depreciation, amortization, stock-based compensation expense, and restructuring charges).

The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 30, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$3,727	$10,263
Accounts receivable, net	63,134	67,819
Contract assets	93,306	86,665
Inventories	103,994	101,125
Production cost of contracts	11,008	11,679
Other current assets	7,003	6,531
Total Current Assets	282,172	284,082
Property and equipment, Net	108,839	107,045
Operating lease right-of-use assets	18,398	—
Goodwill	136,057	136,057
Intangibles, net	109,387	112,092
Non-current deferred income taxes	313	308
Other assets	5,543	5,155
Total Assets	$660,709	$644,739
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$68,785	$69,274
Contract liabilities	15,030	17,145
Accrued and other liabilities	28,986	37,786
Operating lease liabilities	2,536	—
Current portion of long-term debt	2,330	2,330
Total Current Liabilities	117,667	126,535
Long-term debt	229,125	228,868
Non-current operating lease liabilities	17,499	—
Non-current deferred income taxes	18,211	18,070
Other long-term liabilities	14,429	14,441
Total Liabilities	396,931	387,914
Commitments and contingencies
Shareholders’ Equity
Common stock	115	114
Additional paid-in capital	83,370	83,712
Retained earnings	187,564	180,356
Accumulated other comprehensive loss	(7,271)	(7,357)
Total Shareholders’ Equity	263,778	256,825
Total Liabilities and Shareholders’ Equity	$660,709	$644,739

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net Revenues	$172,566	$150,455
Cost of Sales	136,872	123,700
Gross Profit	35,694	26,755
Selling, General and Administrative Expenses	22,846	19,326
Restructuring Charges	—	2,173
Operating Income	12,848	5,256
Interest Expense	(4,351)	(2,899)
Income Before Taxes	8,497	2,357
Income Tax Expense (Benefit)	1,025	(243)
Net Income	$7,472	$2,600
Earnings Per Share
Basic earnings per share	$0.65	$0.23
Diluted earnings per share	$0.64	$0.22
Weighted-Average Number of Common Shares Outstanding
Basic	11,434	11,346
Diluted	11,755	11,613

Gross Profit %	20.7%	17.8%
SG&A %	13.3%	12.8%
Operating Income %	7.4%	3.5%
Net Income %	4.3%	1.7%
Effective Tax (Benefit) Rate	12.1%	(10.3)%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended
	% Change	March 30, 2019	March 31, 2018	% of Net Revenues 2019	% of Net Revenues 2018
Net Revenues
Electronic Systems	2.2%	$84,197	$82,409	48.8%	54.8%
Structural Systems	29.9%	88,369	68,046	51.2%	45.2%
Total Net Revenues	14.7%	$172,566	$150,455	100.0%	100.0%
Segment Operating Income
Electronic Systems		$9,181	$5,744	10.9%	7.0%
Structural Systems		10,549	4,391	11.9%	6.5%
		19,730	10,135
Corporate General and Administrative Expenses (1)		(6,882)	(4,879)	(4.0)%	(3.2)%
Total Operating Income		$12,848	$5,256	7.4%	3.5%
Adjusted EBITDA
Electronic Systems
Operating Income		$9,181	$5,744
Depreciation and Amortization		3,844	3,632
Restructuring Charges		—	520
		13,025	9,896	15.5%	12.0%
Structural Systems
Operating Income		10,549	4,391
Depreciation and Amortization		3,250	2,316
Restructuring Charges		—	1,526
		13,799	8,233	15.6%	12.1%
Corporate General and Administrative Expenses (1)
Operating loss		(6,882)	(4,879)
Depreciation and Amortization		294	33
Stock-Based Compensation Expense		1,464	1,090
Restructuring Charges		—	127
		(5,124)	(3,629)
Adjusted EBITDA		$21,700	$14,500	12.6%	9.6%
Capital Expenditures
Electronic Systems		$836	$2,734
Structural Systems		3,689	1,529
Total Capital Expenditures		$4,525	$4,263

(1)	Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	March 30, 2019	March 31, 2018	% of Net Revenues 2019	% of Net Revenues 2018
GAAP Operating income	$12,848	$5,256

GAAP Operating income - Electronic Systems	$9,181	$5,744
Adjustments:
Restructuring charges	—	520
Adjusted operating income - Electronic Systems	9,181	6,264	10.9%	7.6%

GAAP Operating income - Structural Systems	10,549	4,391
Adjustments:
Restructuring charges	—	1,526
Adjusted operating income - Structural Systems	10,549	5,917	11.9%	8.7%

GAAP Operating loss - Corporate	(6,882)	(4,879)
Adjustment:
Restructuring charges	—	127
Adjusted operating loss - Corporate	(6,882)	(4,752)
Total adjustments	—	2,173
Adjusted operating income	$12,848	$7,429	7.4%	4.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Earnings	March 30, 2019	March 31, 2018
GAAP Net income	$7,472	$2,600
Adjustments:
Restructuring charges (1)	—	1,804
Adjusted net income	$7,472	$4,404

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	March 30, 2019	March 31, 2018
GAAP Diluted earnings per share (“EPS”)	$0.64	$0.22
Adjustments:
Restructuring charges (1)	—	0.16
Adjusted diluted EPS	$0.64	$0.38

Shares used for adjusted diluted EPS	11,755	11,613

(1)	Includes effective tax rate of 17.0% for 2018 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG BY REPORTING SEGMENT
(Unaudited)
(In thousands)

	(In thousands)
	March 30, 2019	December 31, 2018
Consolidated Ducommun
Military and space	$346,959	$339,443
Commercial aerospace	499,473	487,232
Industrial	37,333	37,774
Total	$883,765	$864,449
Electronic Systems
Military and space	$249,302	$241,196
Commercial aerospace	65,022	48,032
Industrial	37,333	37,774
Total	$351,657	$327,002
Structural Systems
Military and space	$97,657	$98,247
Commercial aerospace	434,451	439,200
Total	$532,108	$537,447